UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

NXT-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Reservoir Corporate Centre 4 Research Drive, Suite 402 Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 242-3076

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vice-President and Chief Financial Officer

On September 29, 2014, NXT-ID, Inc. (the “Company”) announced that Vincent S. Miceli was named Vice-President and Chief Financial Officer of the Company effective immediately.

Mr. Miceli, age 56, was the Vice-President and Chief Financial Officer/Treasurer of Panolam Industries International, Inc. (“Panolam”), a privately held company which primarily designs, manufactures, and distributes decorative and industrial laminates, from May 2006 to mid December 2013. On November 4, 2009, Panolam filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware seeking relief under the provisions of chapter 11 of title 11 of the United States Code in order to facilitate a change in the company’s ownership and to restructure its debt that originated from a leveraged buyout that was already in place before Mr. Miceli joined the Company. Mr. Miceli played an integral role in the prepackaged restructuring process which was completed within 30 days with no adverse effect on the company’s customers, vendors or employees. Prior to that, Mr. Miceli was the Chief Financial Officer and Corporate Controller of Opticare Health Systems, Inc., a company which provides integrated eye care services, from 2004 to 2006. Prior to 2004, Mr. Miceli held senior accounting positions at Amphenol Corporation and United Technologies, Inc. Mr. Miceli holds a BS in accounting from Quinnipiac College, an MBA, with a concentration in Finance, from the University of Hartford and he is an affiliate member of both the AICPA and the CT Society of Certified Public Accountants.

There are no arrangements or understandings between Mr. Miceli and any other persons pursuant to which he was selected as Vice-President and Chief Financial Officer.  There are also no family relationships between Mr. Miceli and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Miceli’s employment with the Company, Mr. Miceli will receive an annual base salary of $180,000 and will be granted an award of 75,000 restricted shares of the Company’s common stock on the effective date of his employment from the Company’s Employee Stock Option Plan.

Departure of Chief Financial Officer

Upon the appointment of Mr. Miceli as Vice-President and Chief Financial Officer, Gino Pereira will no longer serve as the Company’s Chief Financial Officer. Mr. Pereira will continue to serve as the Company’s Chief Executive Officer and as a Director. Mr. Pereira’s departure as Chief Financial Officer is not related to any disagreement with the Company regarding any financial, accounting or other matters.

Item 8.01   Other Events

On September 29, 2014, the Company issued a press release (the “Press Release”) announcing the appointment of Vincent S. Miceli as the Company’s Vice-President and Chief Financial Officer. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated September 29, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2014	NXT-ID, INC.

	By:	/s/ Gino Pereira
Name: Gino Pereira Title: Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of NXT-ID, Inc., dated September 29, 2014

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